POWER OF ATTORNEY<p>

Know all by these presents, that the undersigned hereby constitutes and<p> appoints each of E. NELSON MILLS, JAMES A. FLEMING, and WENDY W. GILL<p> signing singly, the undersigned's true and lawful attorney-in-fact to:<p>

(1)execute for and on behalf of the undersigned, in the undersigned's<p> capacity as an officer and/or director of COLUMBIA PROPERTY TRUST, INC.<p> (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of<p> the Securities Exchange Act of 1934 and the rules thereunder;<p>

(2)do and perform any and all acts for and on behalf of the undersigned<p> which may be necessary or desirable to complete and execute any such<p> Form 3, 4, or 5 and timely file such form with the United States<p> Securities and Exchange Commission and any stock exchange or similar<p> authority; and<p>

(3)take any other action of any type whatsoever in connection with the<p> foregoing which, in the opinion of such attorney-in-fact,<p> may be of benefit to, in the best interest of, or legally required by,<p> the undersigned, it being understood that the documents executed by<p> such attorney-in-fact on behalf of the undersigned pursuant to this Power<p> of Attorney shall be in such form and shall contain such terms and<p> conditions as such attorney-in-fact may approve in such attorney-in-fact's<p> discretion.<p>

The undersigned hereby grants to each such attorney-in-fact full power<p> and authority to do and perform any and every act and thing whatsoever<p> requisite, necessary, or proper to be done in the exercise of any of the<p> rights and powers herein granted, as fully to all intents and purposes<p> as the undersigned might or could do if personally present, with full<p> power of substitution or revocation, hereby ratifying and confirming<p> all that such attorney-in-fact, or such attorney-in-fact's substitute or<p> substitutes, shall lawfully do or cause to be done by<p> virtue of this power of attorney and the rights and powers herein granted.<p> The undersigned acknowledges that the foregoing attorneys-in-fact,<p> in serving in such capacity at the request of the undersigned, are not<p> assuming, nor is the Company assuming, any of the undersigned's<p> responsibilities to comply with Section 16 of the Securities Exchange Act<p> of 1934.<p>

This Power of Attorney shall remain in full force and effect until the<p> undersigned is no longer required to file Forms 3, 4, and 5 with respect<p> to the undersigned's holdings of and transactions in securities issued by<p> the Company, unless earlier revoked by the undersigned in a signed writing<p> delivered to the foregoing attorneys-in-fact.<p>

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be<p> executed as of this 29th day of December, 2014.<p>


/s/ Glenn J. Rufrano<p>
Glenn J. Rufranor<p>